Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form SB-2of our report dated April 3,2000 relating to the balance sheet of Piranha, Inc. as of December 31, 1999 and the related statements of operations , changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. We also consent to the refernce to our firm under the caption "Experts" in the accompanying Prospectus.


                     /s/ Feldman Sherb  & Co., P.C.
                         ----------------------------------
                         Feldman Sherb  & Co., P.C.

New York, New York
December 14, 2000